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                                                                   Exhibit 10.32


                 NATIONAL CITY CORPORATION AMENDED AND RESTATED
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                               FOR SENIOR OFFICERS

                As Amended and Restated Effective January 1, 2001


                                    ARTICLE I
                        ESTABLISHMENT AND PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF THE PLAN. The following are the provisions of the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers (herein referred to as the "Plan"), effective as of January 1, 2001, which is an amendment and restatement of the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers effective July 31, 2000 ("Predecessor Plan"). The Predecessor Plan was, in turn, an amendment, restatement and continuation of prior plans entitled "National City Corporation Long-Term Incentive Compensation Plan for Senior Officers" in effect prior to July 31, 2000 ("Prior Plans").

         The Plan shall be effective for all purposes with respect to Plan Cycles commencing on or after January 1, 2001, and with respect to all determinations to be made (without regard to the date a Plan Cycle commenced) on or after such date (including but not limited to determinations of eligibility to participate, amounts of Awards, and entitlement to Awards).

     1.2 PURPOSE. The purpose of the Plan is to maximize the returns to stockholders and to promote the long-term profitability and success of the Corporation by providing an incentive to those key executives of the Corporation who are primarily responsible for such profitability and success.

     1.3 OPERATION OF THE PLAN. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation. A Plan Cycle of three years will be established each year that the Plan is in operation.

     1.4 TRANSFER OF ACCOUNT BALANCES. All Participants' deferred account balances and current period elections to defer maintained under this Plan and its predecessors, as of December 31, 2000, shall be transferred to and thereafter governed by the terms of the National City Corporation Deferred Compensation Plan, effective January 1, 2001. In the event of any inconsistency between the terms of this Plan and the National City Corporation Deferred Compensation Plan, effective January 1, 2001, as amended from time to time (the "Deferred Comp Plan") or any successor plan(s) to the Deferred Comp Plan, the terms of the Deferred Comp Plan or any successor plan shall govern.


                                    ARTICLE 2
                                   DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized,

         (a) "Active Participant" shall mean an Eligible Employee who is approved by the Committee for participation in a Plan Cycle of the Plan. Such approval shall be determined with respect to

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     each Plan Cycle prior to March 31 of the first year of that Plan Cycle, and shall be redetermined with respect to each new Plan Cycle.

         (b) "Average Stock Price" shall be determined with respect to each Plan Cycle for the month of December prior to such Plan Cycle (the Average Stock Price at the beginning of the Plan Cycle) and for the last full calendar month of the Plan Cycle (the Average Stock Price at the end of the Plan Cycle) and shall mean the arithmetic mean (the average) of the closing prices of a share of common stock of a company as reported on any national securities exchange (or by any national quotation system accepted by the Committee for this purpose) for each of the trading days (on which such shares were traded) in such calendar month. If the shares of common stock are not then so traded or regularly reported, the stock price shall be determined by such means as the Committee shall determine. Notwithstanding the foregoing, the Committee may determine prior to the start of a Plan Cycle that a different set of time periods are appropriate for measuring performance under the Plan, and such different time periods may be used to determine Average Stock Prices at the beginning and the end of such Plan Cycle.

         (c) "Award" shall mean the payment earned by a Participant based on comparison of the Corporation's actual results with the performance of a peer group of companies.

         (d) "Base Salary" shall mean the average annual salary of an employee during that portion, or all of the Plan Cycle for which he or she is an Active Participant, exclusive of any bonuses, incentive pay, special awards, or stock options.

         (e)  "Board" shall mean the Board of Directors of the Corporation.

         (f) "Committee" shall mean the Compensation and Organization Committee of the Board, or another committee appointed by the Board to serve as the administering committee of the Plan.

         (g) "Corporation" shall mean National City Corporation, a Delaware corporation.

         (h) "Covered Executive" shall mean any individual who, is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

         (i) "Disability" shall mean the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial and gainful activity for a continuous period of 26 weeks or more as determined by the Committee.

         (j) "Early Retirement" shall mean retirement at or after age 55 with at least ten years of service with the Employers prior to Normal Retirement.

         (k)  "Effective Date" see Section 12.4.

         (l) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.

         (m) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.

         (n) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.

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         (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (p) "Executive Officer" shall mean the chairman, chief executive officer, president, vice chairman, an executive vice president or a similar officer of the Corporation or anyone designated by the Board as an executive officer of the Corporation or a Covered Executive.

         (q)  "Implementation Date" see Section 12.4.

         (r) "Inactive Participant" shall mean an individual who was an Active Participant in the Plan for a Plan Cycle who is not currently an Active Participant for a Plan Cycle but who continues to have an interest under the Plan.

         (s) "Normal Retirement" shall mean leaving the employ of all Employers at or after the age 62 with at least twenty years of continuous service with the employers or at or after the age 65 with a least 5 years of continuous service with the Employers.

         (t) "Participant" shall mean and include all Active Participants and all Inactive Participants.

         (u) "Peer Group" shall mean a group of comparable corporations used to measure relative performance. Such Peer Group shall be established by the Committee for each Plan Cycle prior to the commencement of the Plan Cycle, and shall not thereafter be changed with respect to such Plan Cycle, provided, however, that one or more members of a Peer Group shall be dropped therefrom in the event of the acquisition of the Peer Group Member, the acquisition of sixty-five percent or more of the gross assets of the Peer Group Member or the merger of the Peer Group Member with another company(ies) where the Peer Group Member is not the surviving corporation.

         (v) "Plan" see Section 1.1

         (w) "Plan Cycle" shall mean a period of three consecutive fiscal years of the Corporation and shall be referred to by the fiscal year in which a particular Plan Cycle commences.

         (x)  "Predecessor Plan" see Section 1.1.

         (y)   "Prior Plan" see Section 1.1.

         (z) "Subsidiary" shall mean an entity in which the Corporation directly or indirectly owns 50% or more of the voting equity securities.

         (aa) "Total Stockholder Return" with respect to a stock shall be calculated in the following manner:

              (i) Add the Average Stock Price at the end of the Plan Cycle for such stock to the dividends paid on the stock during the Plan Cycle, and then subtract the Average Stock Price at the beginning of the Plan Cycle for such stock.

              (ii) Divide the resulting sum of (i) above by the Average Stock Price at the beginning of the Plan Cycle for such stock.

              (iii) The result equals Total Stockholder Return with respect to such stock for the Plan Cycle.

         (bb) "Vesting Event" shall mean the earliest to occur of the following events:

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              (1) the date any Award is payable hereunder,

              (2) the Effective Date of a Change in Control,

              (3) the date a Participant is eligible to retire on a Normal Retirement,

              (4) the date a Participant incurs a Disability,

              (5) the date of a Participant's death.

         Each Participant and Beneficiary with respect to whom a Vesting Event has occurred shall be 100% vested in his or her benefits or Awards earned or accrued hereunder as of the date of such Vesting Event, subject to the forfeiture provisions of Article 10.

         (cc) "Voting Stock" shall mean the then outstanding securities of a company entitled to vote generally in the election of directors.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.


                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Eligibility for participation in the Plan will be limited to those senior officers of the Corporation and its subsidiaries who, by the nature and scope of their positions, are materially responsible for the management, growth, and overall success of the Corporation.

     3.2 PARTICIPATION. Participation in the Plan for each Eligible Employee who is an Executive Officer shall be determined by the Committee with respect to each Plan Cycle prior to the commencement of the Plan Cycle, except as otherwise provided herein. The Committee may base its approval upon the recommendation of the Chief Executive Officer of the Corporation. The Committee shall classify the Executive Officers who are participants in the plan into one of the categories listed below. The chief executive officer shall determine the participation of each Eligible Employee who is not an Executive Officer. The chief executive officer shall classify the participants who are not Executive Officers into one of the categories listed below.

         CATEGORY          PERSONS INCLUDED
         --------          ----------------

         Category I        Chief executive officer of the corporation

         Category II       Vice chairmen of the Corporation and similar officers

         Category III      Executive officers of the Corporation and Executive
                           officers of major subsidiaries of the Corporation and similar officers

         Category IV       Senior officers of the Corporation and senior
                           officers of Subsidiaries of the Corporation and similar officers

     Each Eligible Employee approved for participation shall be notified of the selection as soon as practicable and shall become a Participant upon acceptance by him or her of such selection and

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upon execution of the award agreement (if any) approved by the Committee.

     3.3 PARTICIPATION FOR PART OF A PLAN CYCLE. In the event an Employee is an Eligible Employee for only a portion of a Plan Cycle ("Participation Portion") such Eligible Employee may, in the Committee's discretion if the Participant is an Executive Officer or in the chief executive officer's discretion if the Participant is not an Executive Officer, be a Participant for such portion of the Plan Cycle but his Award will normally be prorated to reflect the number of months in the Participation Portion of the Plan Cycle compared to the number of months in the Plan Cycle. A Covered Executive may not be made a Participant after the beginning of a Plan Cycle.

     3.4 CHANGES DURING A PLAN CYCLE. In the event a Participant is promoted or demoted, the Committee if the Participant is an Executive Officer or the chief executive officer if the Participant is not an Executive Officer may, in its or his discretion, (i) continue such Participant's maximum Award as it was prior to such promotion or demotion, (ii) provide the Participant from and after the promotion or demotion with a higher or lower maximum Award, (iii) provide for a combination of (i) and (ii), or (iv) after a promotion or demotion remove the Participant from further participation in the Plan.

         (a) In the event of a Plan Cycle for which the Participant's participation is thus split between two maximum Awards, the Award for such Plan Cycle will normally be prorated to reflect the portions of the Plan Cycle spent under each maximum Award.

         (b) The Committee may not increase a Covered Executive's maximum Award during a Plan Cycle.

     3.5 NO RIGHT TO PARTICIPATE. No Participant or Employee shall have a right at any time to be selected for current or future participation in the Plan.


                                    ARTICLE 4
                               AWARD DETERMINATION

     4.1 PEER GROUP AND THRESHOLD, TARGET AND MAXIMUM AWARDS FOR EACH PLAN CYCLE. Prior to the beginning of the Plan Cycle the Committee shall establish Threshold Award, Target Award and Maximum Award performance levels for the Plan Cycle, against which the Total Stockholder Return of the Corporation for the Plan Cycle shall be compared to other members of the Peer Group based on ranking of Plan Cycle results of the Corporation and members of the Peer Group. The Committee shall also determine the membership of the Peer Group for the Plan Cycle at such time.

     4.2 AWARD. The amount of incentive compensation that shall be awarded to a Participant under this Plan shall be expressed as a percentage of Base Salary. Such percentage shall be determined on the basis of the attainment, or lack of attainment, by the Corporation of the Threshold, Target or Maximum performance, as follows:


                          PERCENT OF BASE COMPENSATION

                      BELOW
     CATEGORY        THRESHOLD       THRESHOLD          TARGET         MAXIMUM
           I            0%              30%               50%           100%
          II            0%              24%               40%            80%
         III            0%              18%               30%            60%


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          IV            0%              12%               20%            40%

     4.3 LIMITATION. Notwithstanding any provision in this Plan to the contrary, no Award for any one Plan Cycle shall exceed $2,000,000.00.

                                    ARTICLE 5
                                PAYMENT OF AWARDS

     5.1 FORM AND TIMING OF PAYMENT OF AWARDS. Within 90 days after the end of the Plan Cycle, the Participants shall be entitled to receive a cash payment equal to the entire amount of the Participant's Award. Except as otherwise provided for in Section 6.1, to receive an Award a Participant must be an Employee on the date on which the Plan Cycle ends. The Committee may reduce or terminate a Participant's Award prior to any Vesting Event.


                                    ARTICLE 6
                            TERMINATION OF EMPLOYMENT

     6.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR NORMAL RETIREMENT. In the event a Participant's employment is terminated during a Plan Cycle at or after the occurrence of a Vesting Event other than a Change of Control the Participant shall be eligible to receive a pro-rated Award reflecting his or her partial participation. This pro-ration shall be determined by multiplying the Award by a fraction the numerator of which is the number of full months of participation to the date participation ends, and the denominator of which is 36. The Award thus determined shall be payable as soon as practicable following the end of the Plan Cycle.


    6.2 OTHER TERMINATIONS OF EMPLOYMENT. In the event a Participant's employment is terminated during a Plan Cycle prior to a Vesting Event, the Participant's participation in such Plan Cycle shall end and the Participant shall not be entitled to any Award for such Plan Cycle.


                                    ARTICLE 7
                             RIGHTS OF PARTICIPANTS

     7.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

     7.2 RESTRICTIONS ON ASSIGNMENTS. The interest of a Participant or his or her beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.


                                    ARTICLE 8
                                 ADMINISTRATION

     The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The

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procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon Participants nor place obligations upon either the Board or the Corporation. Accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

     The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

     The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.

     No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.


                                    ARTICLE 9
                               REQUIREMENTS OF LAW

     9.1 LAWS GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

     9.2 WITHHOLDING TAXES. The Corporation shall have the right to deduct from all payments under this Plan any federal or state taxes required by the law to be withheld with respect to such payments.

     9.3 PLAN BINDING ON CORPORATION, EMPLOYEES AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.


                                   ARTICLE 10
                                   FORFEITURES

     Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 11, in the event the Committee finds

         (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

         (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her,

then any amounts held under this Plan for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee

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or to any person claiming by or through such Employee or former Employee.

                                   ARTICLE 11
                                CHANGE IN CONTROL

     11.1 TREATMENT OF AWARDS. In the event of a Change in Control the Corporation shall pay to each Active Participant on the Implementation Date of such Change in Control a lump sum cash payment equal to the amount hereinafter determined. Such payment shall be payable in cash to the Participant within five business days after the Implementation Date of such Change in Control and shall be payment in full to each such Participant for such Plan Cycle, each of which shall be deemed terminated by operation of this Article 11. No further Plan Cycles shall commence thereafter under this Plan.

     Such cash payment shall be made without regard to any request to defer made with respect to any such Plan Cycle (which shall be inoperative) and without regard to any deferral action by the Committee.

     11.2 AMOUNT OF PAYMENT. The amount of the payment to be made as a consequence of a Change in Control shall, with respect to each Plan Cycle, be equal to the Maximum Award level (without regard to stockholder return during such abbreviated Plan Cycle) for the Participant for such Plan Cycle multiplied by a fraction the numerator of which is the number of full months completed from the commencement of the Plan Cycle to the Implementation Date of the Change in Control, and the denominator of which is 36.

     11.3 DEFINITION OF CHANGE IN CONTROL. Change in Control shall mean the occurrence of any of the following events:

           (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

           (b) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale or transfer;

           (c) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

           (d) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (d) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.

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     Notwithstanding the foregoing provisions of paragraph 11.3(a), 11.3(b) or
11.3(c), in the case where the individuals who constitute the Directors of the Corporation at the time a specific transaction described in Paragraph 11.3(a), 11.3(b) or 11.3(c) is first presented or disclosed to the Board will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a Change in Control under any of the foregoing provisions of this Subsection 11.3, the Board may determine by majority vote of the Board that the specific transaction does not constitute a Change in Control under Paragraph 11.3(a), 11.3(b) or 11.3(c).

     11.4 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date uninterrupted discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be the Implementation Date of such Change in Control.

     11.5 IMPLEMENTATION DATE OF CHANGE IN CONTROL. The "Implementation Date" shall be the earliest to occur of the events specified in Section 11.3. As used herein, the Implementation Date of Change in Control shall be the last date of all current Plan Cycles.

     11.6 EFFECT OF CHANGE IN CONTROL. In addition to other vesting under the Plan, the opportunity of a Participant to participate to the end of all current Plan Cycles is vested in such Participant in the event of a Change in Control, as of the Effective Date of such Change in Control.


                                   ARTICLE 12
                                  MISCELLANEOUS

     In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which in the discretion of the Committee are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions.

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                                   ARTICLE 13
                          AMENDMENT AND DISCONTINUANCE

     The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable except that stockholder approval shall be required for any amendment or modification of this Plan that, in the opinion of the Corporation's counsel, would be required by
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any regulations promulgated thereunder. However, if the Committee should amend or discontinue this Plan, the Corporation shall remain obligated under the Plan with respect to (1) Awards made final (and thus payable) by decision of the Committee prior to the date of such amendment or discontinuance (2) Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred.



     Executed as of this 23rd day of October, 2000 at Cleveland, Ohio.


                                           NATIONAL CITY CORPORATION



                                           By: /s/ Shelley J. Seifert
                                              -----------------------------


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